                                  EXHIBIT 10.3

                    CONSULTING AGREEMENT BETWEEN THE COMPANY
                    AND MICHAEL A. TAYLOR DATED MAY 15, 1996

                              CONSULTING AGREEMENT
                              (Michael A. Taylor)

        This Consulting Agreement (the "Agreement") dated May 15, 1996, is by and between Sionix Corporation, a Utah Corporation, hereinafter (the "Company"), whose principal place of business is 5405 Morehouse Dr. Suite 250, San Diego, California 92121 and Michael A. Taylor (the "Consultant") whose principal address is 155 B. Liberty Suite D, Anaheim, CA. 92801.

                                    RECITALS

        A. Whereas, the Company is engaged in the business of research, development, manufacturing and marketing of automated water monitoring and filtration systems.

        B. Whereas, the Company has utilized the services of the Consultant as a consultant to assist and advise the Company on financial, tax and management matters since June 1, 1995.

NOW THEREFORE, the Company does hereby acknowledge the past services provided by the Consultant and hereby agrees to retain the Consultant as a consultant on the following terms and conditions:

                                   ARTICLE 1.

                                TERM OF CONTRACT

        1.1 TERM. This agreement is retroactively effective to June 1, 1995 and will continue for a period of 2 years unless earlier terminated pursuant to the terms of this agreement.

                                   ARTICLE 2.

                     SERVICES TO BE PERFORMED BY CONSULTANT

        2.1. SPECIFIC SERVICES. Consultant agrees to act as a financial, tax and management consultant to the Company with regard to matters that effect the accounting, tax return preparation, fund raising and management of the Company.

        2.2. METHOD AND PLACE OF PERFORMING SERVICES. Consultant has deemed, and shall continue to deem, when, where and how it is to work as a consultant to the Company without control by the Company excepting the designation of the area of consultation and assistance needed by the Company.

        2.3. HOURS. Consultant has established, and shall continue to establish, his own hours for which Consultant shall act as a consultant to the Company and is not required to work any fixed hours.

        2.4. LOCATION WHERE SERVICES TO BE PERFORMED. While it is not required that Consultant perform any service for the Company at the business office of the Company, Consultant has performed, and does intend to continue perform, services at the business office of the Company, as deemed necessary by Consultant. Except as prohibited by any state or federal licensing agency, Consultant may work from its offices, wherever located.

        2.5. CONSULTANTS CHOICE IN PERFORMING SERVICES. Consultant need not perform services in any order of sequence set by the Company. Consultant is free to follow its own pattern of work provided that said pattern is not in violation of any federal and/or state licensing or regulatory agency.

        2.6. REPORTS. Consultant has not been required, nor will be required, to submit any oral or written reports to the Company other than those required by any State agency, or any reports requested in advance by the Company of time to time.

                                   ARTICLE 3.

                          TOOLS AND INSTRUMENTALITIES

        3.1. TOOLS AND STAFF. Consultant has utilized, and shall continue to utilize, its own offices, supplies and equipment and such additional supplies, equipment and instrumentalities as supplied by the Company, in conjunction with Consultant's consulting of the Company. Consultant has been allowed, and shall continue to be allowed, reasonable usage of the Company staff provided that said usage does not impair the ability of said staffs or office personnel's ability to carry out their duties at the Company.

                                   ARTICLE 4.

                                  COMPENSATION

        4.1. COSTS. The Company agrees to reimburse Consultant for all out of pocket costs incurred by Consultant in the performance of his services hereunder, including by not limited to travel, salaries for assistants, supplies, equipment required to be purchase to meet the duties under this Agreement.

        4.2. CONSULTANT'S FEE. In consideration for the past performance of this Agreement (From June 1, 1995 to May 15, 1996), the Company agrees to immediately issue to the Consultant Five Hundred Thousand (500,000) Shares of the Company's Common Stock. In consideration of the continued performance of this Agreement, effective May 15, 1996, the Company agrees to pay Consultant in current funds as compensation for its services a fee of $ 5,000 per month plus reimbursement for all out of pocket costs as more specifically set forth in section 4.1 above or cause to be issued Ten Thousand Shares of the Company's Common Stock per month, in lieu of payment in cash, by the mutual agreement of Consultant and the Company. No other compensation shall be given to Consultant other than set forth above or as renegotiated by the parties at any time during this Agreement.

        4.3. DATE ON WHICH COMPENSATION IS DUE. For continuing services, the Company agrees to pay Consultant, on a monthly basis, payable on the fifteenth
(15th) day of each month, for services rendered under this Agreement.




                                   ARTICLE 5.

               CONFIDENTIALITY AND PROPERTY RIGHTS OF THE PARTIES

        5.1 CONFIDENTIALITY. The Consultant during the term of this Agreement will have access to certain financial and tax records as well as various water filtration technologies, including, but not limited to certain patented and unpatented technologies. Consultant has not disclosed, and shall not disclose, any of the aforesaid information directly or indirectly or it in any way, without the Company's consent, either during the term of this Agreement or at any time hereafter, except as required in the course of this Agreement.

                                   ARTICLE 6.

                            TERMINATION OF AGREEMENT

        6.1. EXPIRATION OF AGREEMENT. Unless otherwise terminated as provided herein, this Agreement shall continue in force until that date as set forth in paragraph 1.1 above.

        6.2. TERMINATION ON OCCURRENCE OF STATED EVENTS. This agreement shall terminate automatically on the occurrence of any of the following events:

             (a) Bankruptcy or insolvency of either Consultant or the Company;

             (b) Mutual Agreement of the Company and Consultant; or

             (c) Assignment of this agreement by either party without the written consent of the other party.

        6.3. TERMINATION BY THE COMPANY FOR DEFAULT OF CONSULTANT. Should Consultant default in the performance of this agreement or materially breach any of its provisions, the Company, at the Company's option, may terminate this agreement by giving ten (10) days prior written notice to Consultant.

        6.4. TERMINATION BY CONSULTANT FOR DEFAULT OF THE COMPANY. Should the Company default in the performance of this agreement or materially breach any of its provisions, Consultant, at Consultant's option, may terminate this agreement by giving ten (10) days prior written notice to Consultant.

        6.5. TERMINATION FOR FAILURE TO MAKE AGREED-UPON PAYMENTS. Should the Company fail to pay Consultant all or any part of the compensation set forth in
Article 4., of this agreement on the date due, Consultant, at Consultant's option may terminate this Agreement if the failure is not remedied by the Company within ten (10) days from the date payment is due.




                                   ARTICLE 7.

                           ASSIGNMENT AND SUCCESSORS

        7.1. NO ASSIGNMENT. This Agreement is personal to the Consultant and, without the prior written consent of the Company, shall not be assignable by the Consultant otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Consultant's legal representatives.

        7.2 SUCCESSORS. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                                   ARTICLE 8.

                               GENERAL PROVISIONS

        8.1. JURISDICTION, VENUE, AND GOVERNING LAW. If any litigation occurs between the parties hereto, venue would be with the Courts of the State of California, County of San Diego. This Agreement shall be governed by and construed in accordance with the Laws of the State of California.

        8.2. ATTORNEYS' FEES. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this agreement, the prevailing party will be entitled to reasonable attorney's fees; which may be set by the court, or arbitrator, in the same action, or in a separate action brought for that purpose, in addition to any other relief to which that party may be entitled.

        8.3. SEVERABILITY. If any clause in this Agreement shall be deemed invalid, such will not effect the remaining contents of this Agreement.

        8.4. NOTICES. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail; registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed to the parties as follows:

             IF TO CONSULTANT ADDRESS TO:

             Michael A. Taylor
             155 E. Liberty Suite D
             Anaheim, CA. 92801.


             IF TO THE COMPANY ADDRESS TO:

             Sionix Corporation
             5405 Morehouse Dr. Suite 250
             San Diego, California 92121

or such other address as each party may change from time to time by written notice in accordance with this paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of four (4) days after mailing.

        8.5. ENTIRE AGREEMENT BETWEEN PARTIES. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto, with respect to the rendering of services by Consultant to the Company, and contains all of the parties with respect to such services. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing and signed by the party to be charged.

        8.6. PARTIAL INVALIDITY. If any provision in this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

        8.7. CANCELLATION. It is agreed and understood that if, for any reason, Consultant is terminated under the provisions of this Agreement, Consultant's agency with the Company shall automatically be revoked by the Company.

        Witnesses this 15th day of May, 1996.


                               SIONIX CORPORATION
                               A UTAH CORPORATION

     /s/ Jack Moorehead
     --------------------------------         -------------------------------
By:  Jack Moorehead                      By:  S. Donna Friedman
Its: President                           Its: Secretary



                                   CONSULTANT


                              /s/ Michael A. Taylor
                              ---------------------
                                Michael A. Taylor

                                              /s/ S. Donna Friedman
     --------------------------------         -------------------------------
By:  Jack Moorehead                      By:  S. Donna Friedman
Its: President                           Its: Secretary



                                   CONSULTANT


                              /s/ Michael A. Taylor
                              ---------------------
                                Michael A. Taylor